Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Mach Natural Resources LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common units representing limited partner interests	457(o)	—	—		—	—	—
Fees to Be Paid	Equity	Preferred units representing limited partner interests	457(o)	—	—		—	—	—
Fees to Be Paid	Equity	Partnership securities representing limited partner interests	457(o)	—	—		—	—	—
Fees to Be Paid	Other	Warrants	457(o)	—	—		—	—	—
Fees to Be Paid	Other	Rights	457(o)	—	—		—	—	—
Fees to Be Paid		Total (1)	457(o)	$300,000,000		(3)	$300,000,000	0.00015310	$45,930.00
Carry Forward Securities
Carry Forward Securities	—	—	—	—			—			—	—	—	—
	Total Offering Amounts						$300,000,000		$45,930.00
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$45,930.00

(1)	The amount to be registered consists of up to $300,000,000 of an indeterminate amount of common units, preferred units, partnership securities, warrants and/or rights.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities issuable by reason of any security dividend, security split, recapitalization or other similar transaction.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum offering price. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3 under the Securities Act.